Press Release

FOR IMMEDIATE RELEASE	Contact: Tracy Egan
704.849.0860 x106

POKERTEK LAUNCHES HEADS-UP CHALLENGE™, GROUND-BREAKING AMUSEMENT GAME

Innovative new product branded with World Series of Poker®

Matthews, NC - June 13, 2007: PokerTek, Inc. (NASDAQ: PTEK) announces Heads-Up Challenge™, an innovative new heads-up poker table that enables two players to compete against each other in a game of Texas Hold’em poker for entertainment purposes.  The company anticipates placing units in bars and restaurants around the world, starting this summer.

“People love to play heads-up poker,” said James Crawford, President of PokerTek.  “It’s fast-paced, it’s one-on-one and the competition is intense.  Bringing the world’s greatest card game into the amusement space is an exciting next step for our company.”

PokerTek is leveraging its agreement with Harrah’s License Company, LLC, an affiliate of Harrah’s Entertainment, Inc (NYSE: HET) to co-brand this new table with the World Series of Poker, a name synonymous with excellence in poker.

“The success of any sports property is directly related to its ability to introduce the brand to new audiences,” said World Series of Poker Commissioner Jeffrey Pollack. “The Heads-Up Challenge™ World Series of Poker® Edition fits right into our strategic plan by creating new ways to experience our unique blend of thrills, strategy, and entertainment.”

Heads-Up Challenge™ World Series of Poker® Edition marks the first venture into the amusements category for PokerTek. “This product extends our reach into a large market outside the gaming space, leverages our intellectual property and maintains focus within our area of expertise, which is Poker,” said James Crawford. “The World Series of Poker brand is a powerful addition to an already amazing product, and we look forward to introducing this new game to players in bars.”

The Heads-Up Challenge™ World Series of Poker® Edition table will be revealed -- fittingly -- at the 2007 World Series of Poker in Las Vegas. Pollack will host the unveiling, which will take place at noon on July 5th in the Milwaukee’s Best Light No-Limit Lounge on the Main Event floor at the Rio All-Suite Hotel and Casino. Pro players and friendly rivals Phil Laak and Antonio Esfandiari will be the first challengers to play on the table after its public introduction. The tables will be placed in the PokerPro® booth at the Gaming Life Expo the remainder of the week, allowing all visitors an opportunity to experience the ultimate heads-up battle.

The 2007 World Series of Poker Presented by Milwaukee’s Best Light, the world’s richest sporting event, began June 1st at the Rio® All-Suite Hotel & Casino in Las Vegas. More information on the tournament is available at www.worldseriesofpoker.com.

About PokerTek, Inc.

PokerTek™, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets PokerPro® and PokerPro® Heads-Up™, automated poker tables and related software applications developed to increase casino revenue, reduce expenses and attract new players into poker rooms. PokerTek entered the amusement space by introducing Heads-Up Challenge™, a heads-up poker table targeted to bars and entertainment venues that adults play for amusement only. PokerPro® tables are located in the United States, the United Kingdom, Australia, South Africa and on several major cruise lines. For more information, please visit the company's website at www.pokertek.com or contact Tracy Egan at 704.849.0860 x106.

World Series of Poker® is a registered trademark of Harrah’s License Company, LLC.
Heads-Up Challenge™ is a trademark of PokerTek, Inc.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro® systems by casinos and other customers, and the expected acceptance of the PokerPro® systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition.  These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.